UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

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Your Vote Counts! THE PROCTER & GAMBLE COMPANY 2026 Annual Meeting Vote by October 12, 2026 11:59 PM ET. For shares held in certain plans, vote by October 8, 2026 11:59 PM ET. Company Logo SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 T03042-P55531 You invested in THE PROCTER & GAMBLE COMPANY and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on October 13, 2026. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 29, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* October 13, 2026 9:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/PG2026 Participants in certain NA, UK, and Ireland Plans must vote before the meeting and by October 8, 2026 11:59 PM ET. *Please check the meeting materials for any special requirements for meeting attendance.

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# THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

| Voting Items | | Board Recommends |
|---|---|---|
| 1. | ELECTION OF DIRECTORS | |
| | **Nominees:** | |
| 1a. | B. Marc Allen | For |
| 1b. | Craig Arnold | For |
| 1c. | Brett Biggs | For |
| 1d. | Sheila Bonini | For |
| 1e. | Amy L. Chang | For |
| 1f. | Shailesh Jejurikar | For |
| 1g. | Joseph Jimenez | For |
| 1h. | Christopher Kempczinski | For |
| 1i. | Christine M. McCarthy | For |
| 1j. | Ashley McEvoy | For |
| 1k. | Robert J. Portman | For |
| 1l. | Rajesh Subramaniam | For |
| 2. | Ratify Appointment of the Independent Registered Public Accounting Firm | For |
| 3. | Advisory Vote to Approve the Company's Executive Compensation (the "Say on Pay" vote) | For |
| 4. | Shareholder Proposal Requesting Lower Threshold for Special Meetings | Against |
| 5. | Shareholder Proposal Requesting Policy on Eligibility Thresholds for Proponents of Shareholder Proposals | Against |
| 6. | Shareholder Proposal Requesting Annual Reporting on Charitable Contributions | Against |

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